EXHIBIT 99.3

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to being named as a person who will become a director of Rhino Resources, Inc., a Delaware corporation (the “Company”), in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (Registration No. 333-150262) (the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: July 28, 2008

/s/ JOSEPH M. JACOBS
Joseph M. Jacobs